THIRD AMENDMENT TO LICENSE AND SUPPLY AGREEMENT

This THIRD AMENDMENT TO LICENSE AND SUPPLY AGREEMENT (this “Amendment”) is entered into as of May 5th, 2017, by and between Nephros, Inc., a Delaware corporation (“Nephros”), and Medica S.p.A. (“Medica”), and sometimes referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

A. Nephros and Medica are parties to that certain License and Supply Agreement entered into as of April 23, 2012, as amended as of April 10, 2013 and May 4, 2015, (collectively, the “Agreement”), whereby the Parties agreed to an exclusive supply arrangement for the Medica Products and Nephros Products.

B. The Parties have agreed to make certain amendments to the Agreement relating to the scope of the Territory, certain minimum purchase requirements and royalties on certain Medica Products.

NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties and covenants contained herein, the Parties agree as follows:

1. Medica Products. Section 1.21 of the Agreement is hereby amended and restated in its entirety, as follows:

“1.21 “Medica Products” shall mean any Medica water filtration products based in whole or in part upon Medica’s proprietary Medisulfone® fiber technology and/or other polysulfone based hollow fiber, and VersatileTM – PES fiber technology or other polyethersulfone based hollow fiber, or upon technology in existence as of the Effective Date or developed at any time during the Term, including without limitation, those covered under Schedule 2 (the “Product Schedule”), but subject to the exclusions set forth in the Product Schedule.”

2. Territory. Section 1.39 of the Agreement is hereby amended and restated in its entirety, as follows:

“1.39 ‘Territory’ means North America, Central America, Columbia, Venezuela, Chile, Ecuador, Peru, Ireland, United Kingdom, Australia and New Zealand.”

3. Distributor Sales Territory. A new Section 2.6 shall be added to the Agreement, as follows:

“2.6 Nephros Distributors. Notwithstanding anything in this Agreement to the contrary, multinational distributors of Nephros have the right to sell Nephros Products outside of the Territory, excluding Italy. As available, Nephros will from time to time provide Medica with a list of multinational distributors that distribute Nephros Products outside of the Territory.”

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4. Forecasting. Section 5.5.1 of the Agreement is hereby amended and restated in its entirety, as follows:

“5.5.1 In order to assist Medica in planning production, Nephros shall deliver to Medica a monthly rolling forecast of the quantities of the Products required by Nephros (and/or its Affiliates or their respective sublicensees and distributors) for the following four months. The quantities of Product set forth in the first two month contained in any such forecast shall be firm and binding on Nephros. The forecast quantities of Products set forth in the remaining months of the forecast period shall be non-binding good faith estimates of Nephros’ Product requirements for such months and shall be used by Medica for production planning. Except as provided in this Section 5.5.1., forecasts provided by Nephros or its Affiliates or their respective sublicenses and distributors shall be for the sole purpose of assisting Medica in its planning. Medica shall, no later than ten (10) days after receipt of each such forecast notify Nephros in writing of any objections or prospective problems in meeting Nephros’ forecasted requirements.”

5. Minimum Sales Targets. Section 3.2 of the Agreement is hereby amended to provide that the total minimum amount of purchases by Nephros from Medica shall be as follows:

a. €1,600,000 in calendar year 2017

b. €2,500,000 in calendar year 2018

c. €3,000,000 in calendar year 2019

d. €3,150,000 in calendar year 2020

e. €3,300,000 in calendar year 2021

f. €3,475,000 in calendar year 2022

In the event that Medica is unable to deliver Products that are included Nephros’ forecast, as described in Section 5.5.1., and that have binding purchase orders, the minimum purchase amounts set forth above for a given year will be reduced by 8% for every month when there are Products delivered by Medica more than ten (10) weeks later than the forecasted Products requirement.

4. No Further Amendment. Except as expressly modified hereby, the Agreement remains in full force and effect. In the event that any provision of this Amendment, or any provision of the Agreement as amended hereby, is or becomes legally ineffective, this shall not affect the validity of the remaining provisions hereof or thereof, and in lieu of the invalid provisions, the Parties shall agree upon a valid provision that approaches best the commercial purposes of the intended provision.

5. Counterparts; Facsimile Signatures. This Amendment may be executed in multiple counterparts, all of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. Signatures provided by facsimile transmission shall be deemed to be original signatures.

6. Capitalized Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, each Party has executed this Amendment as of the date first set forth above.

NEPHROS, INC.		MEDICA S.p.A.

By:	/s/ Daron Evans	By:	/s/ Luciano Fecondini
	Daron Evans		Luciano Fecondini
	Chief Executive Officer		Chief Executive Officer

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